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                                  EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT
Name                                                              Jurisdiction
----                                                            of Incorporation
                                                                or Organization
                                                                ----------------
Insight Capital, Inc. (wholly-owned by Insight Midwest, L.P.)       Delaware
Insight Communications Midwest, LLC (f/k/a Insight
        Communications of Indiana, LLC)                             Delaware
Insight Midwest Holdings, LLC                                       Delaware
Insight Communications of Kentucky, L.P.                            Delaware
Insight Kentucky Partners I, L.P.                                   Delaware
Insight Kentucky Partners II, L.P.                                  Delaware
Insight Holdings of Ohio, LLC                                       Delaware
Insight Communications of Central Ohio, LLC                         Delaware